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        HANSEN, BARNETT & MAXWELL
        A Professional Corporation
       CERTIFIED PUBLIC ACCOUNTANTS
                                                         (801) 532-2200
    Member of AJCPA Division of Firms                  Fax (801) 532-7944
           Member of SECPS                        345 East Broadway, Suite 200
Member of Summit International Associates        Salt Lake City, Utah 84111-2593


                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated March 3, 2000, with respect to the consolidated financial statements of eSynch Corporation and Subsidiaries as of December 31, 1999 and 1998 and for the years then included in the Registration Statement on Form S-8 and related Prospectus of eSynch Corporation for the registration of 823,700 shares of common stock (the "Registration Statement").


                                       /s/  HANSEN, BARNETT & MAXWELL
                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
March 23, 2000